Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BTRS Holdings Inc.
Lawrenceville, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2021 relating to the financial statements of BTRS Holdings Inc. (f/k/a Factor Systems, Inc. (d/b/a Billtrust)), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey
March 24, 2021